                                                                       Exhibit 4
                                                                       ---------
                         THIRD SUPPLEMENTAL INDENTURE
                         ----------------------------

          THIS THIRD SUPPLEMENTAL INDENTURE, dated July 17, 1998 between AMETEK, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK (successor to CoreStates Bank, N.A.), a national banking association duly organized and existing under the laws of the United States of America, as trustee hereunder (the "Trustee"),

                             W I T N E S S E T H :

          WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture dated as of March 15, 1994, as amended through the date hereof (the "Senior Note Indenture") providing for the issuance by the Company of $150,000,000 in principal amount of its 9 3/4% Senior Notes due 2004 (the "Securities");

          WHEREAS, the Company desires to amend the Senior Note Indenture as set forth in this Third Supplemental Indenture;

          WHEREAS, Section 902 of the Senior Note Indenture provides, among other things, that, subject to certain exceptions not herein relevant, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities (the "Requisite Consents"), the Company and the Trustee may enter into an indenture or indentures supplemental to the Senior Note Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Note Indenture or of any supplemental indenture or of modifying any manner the rights of the Holders of the Securities;

          WHEREAS, the Trustee has received the Requisite Consents to the amendments to the Senior Note Indenture contained herein (the "Proposed Amendments"); and

          WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Senior Note Indenture and all of the conditions and requirements set forth in Section 902 of the Senior Note Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

          NOW, THEREFORE, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                   ARTICLE I
                     AMENDMENTS OF  SENIOR NOTE INDENTURE

          Section 1.1.  Amendment of Section 101.  Section 101 of the Senior
          -----------   ------------------------
Note Indenture is hereby amended by deleting the following defined terms:

          Asset Dispositions
          Attributable Value
          Consolidated Cash Flow Available for Fixed Charges
          Consolidated Cash Flow Ratio
          Consolidated Income Tax Expense
          Consolidated Interest Expense
          Consolidated Net Income
          Consolidated Tangible Assets
          Corporate Owned Life Insurance Policies
          Credit Agreement
          Foreign Subsidiary
          Lien
          Permitted Investments
          Restricted Payments
          Sale and Leaseback Transaction
          Subordinated Debt
          Tangible Assets

          Section 1.2.  Amendment of Section 801.  (a)  Section 801 of the
          ------------  ------------------------
Senior Note Indenture is hereby amended to delete clauses (3) and (4) thereof in their entirety.

          (b) Section 801 is hereby further amended to delete the phrase ", and, with respect to such Officers' Certificate, setting forth the manner of determination of the ability to Incur Debt in accordance with Clause (3) of
Section 801, the Company or, if applicable, of the Successor Company as required pursuant to the foregoing" in clause (5) thereof.

          Section 1.3.  Amendment of Section 901.  Section 901 of the Senior
          ------------  ------------------------
Note Indenture is hereby amended to delete clause (3) thereof in its entirety.

          Section 1.4.  Amendment of Article Ten.  The Senior Note Indenture is
          ------------  ------------------------
hereby amended to delete in their entirety the texts of Sections 1008, 1009, 1010, 1011, 1012, 1013 and 1014 and to insert in the place of each such text the following bracketed language: "[Intentionally Deleted]."

          Section 1.5.  Amendment of Section 1017.  Section 1017 of the Senior
          ------------  -------------------------
Note Indenture is hereby amended to insert the words "1007 and Sections 1015 and" after the words "Sections 1004 to" in clause (a) thereof.

          Section 1.6.  Amendment of Section 1018.  Section 1018 of the Senior
          ------------  -------------------------
Note Indenture is hereby amended to replace the number "1015" with "1007."

          Section 1.7.  Amendment of Section 1203.  Section 1203 of the Senior
          ------------  -------------------------
Note Indenture is hereby amended to replace every reference to the number "1015" with the number "1007" and to delete the words "and Clauses (3) and (4) of
Section 801" and "501(4) (with respect to Clauses (3) and (4) of Section 801)," in the first sentence thereof.

                                  ARTICLE II
                                 MISCELLANEOUS

          Section 2.1.  Defined Terms.  All capitalized terms not otherwise
          ------------  -------------
defined herein shall have the meanings ascribed to them in the Senior Note Indenture.

          Section 2.2.  Effectiveness of Proposed Amendments.  The Proposed
          ------------  ------------------------------------
Amendments contained in Article I hereof shall become effective upon the execution and delivery of this Third Supplemental Indenture by the Trustee and the Company but shall not be deemed operative until the Company consummates (i) the tender offer as contemplated by the Company's Offer to Purchase and Consent Solicitation dated June 3, 1998 relating to the Securities (the "Tender Offer") and (ii) the offering as contemplated by the Company's Preliminary Offering Memorandum dated July 2, 1998 relating to the 7.20% Senior Notes due 2008 (the "Offering"); provided that the Proposed Amendments shall cease to have, and
             --------
shall be deemed to never have had, any force or effect if, following the execution of this Third Supplemental Indenture by the Trustee and the Company, the Company (or an Affiliate thereof) does not consummate the Tender Offer and the Offering.

          Section 2.3.  Ratification.  The Senior Note Indenture, as
          ------------  ------------
supplemented and amended by this Third Supplemental Indenture, is in all respects hereby ratified and confirmed. This Third Supplemental Indenture shall form a part of the Senior Note Indenture for all purposes and every holder of Securities heretofore or hereafter authenticated and delivered pursuant to the Senior Note Indenture shall be bound hereby.

          Section 2.3.  Binding Effect.  This Third Supplemental Indenture shall
          ------------  --------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as amended herein, the terms, provisions and covenants of the Senior Note Indenture shall remain in full force and effect and continue to govern the parties thereto.

          Section 2.4.  Counterparts.  This Third Supplemental Indenture may be
          ------------  ------------
executed in two or more counterparts, each of which shall be deemed an original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart.

          Section 2.5.  Governing Law.  The laws of the State of New York shall
          ------------  -------------
govern this Third Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        AMETEK, INC.

                                        By:  /s/  Deirdre D. Saunders
                                             --------------------------------
                                             Name: Deirdre D. Saunders
                                             Title: Vice President & Treasurer
ATTEST:

By: /s/  Donna Winquist
    ----------------------------
    Name:   Donna Winquist
    Title:  Corporate Secretary

                                        FIRST UNION NATIONAL BANK

                                        By:  /s/ Stephanie Roche
                                             --------------------------------
                                             Name: Stephanie Roche
                                             Title: Vice President

ATTEST:

By: /s/  Frank Gallagher
    ----------------------
    Name:  Frank Gallagher
    Title:  Vice President

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